Exhibit 4.1

THE ALLSTATE CORPORATION

to

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

NINETEENTH SUPPLEMENTAL INDENTURE TO
INDENTURE DATED DECEMBER 16, 1997
(SENIOR DEBT SECURITIES)

Dated as of December 8, 2016

3.280% SENIOR NOTES DUE 2026

TABLE OF CONTENTS

Page

ARTICLE I

SECTION 1.01.	Relation to Indenture	- 2 -
SECTION 1.02.	Definitions	- 2 -

ARTICLE II

SECTION 2.01.	Title of the Securities	- 3 -
SECTION 2.02.	Limitation on Aggregate Principal Amount	- 3 -
SECTION 2.03.	Principal Payment Date	- 3 -
SECTION 2.04.	Interest and Interest Rates	- 3 -
SECTION 2.05.	Place of Payment	- 4 -
SECTION 2.06.	Redemption	- 4 -
SECTION 2.07.	Denomination	- 6 -
SECTION 2.08.	Currency	- 6 -
SECTION 2.09.	Form of Securities	- 6 -
SECTION 2.10.	Securities Registrar and Paying Agent	- 6 -
SECTION 2.11.	Sinking Fund Obligations	- 6 -
SECTION 2.12.	Defeasance and Covenant Defeasance	- 6 -
SECTION 2.13.	Immediately Available Funds	- 6 -

ARTICLE III

SECTION 3.01.	Payment of Expenses	- 6 -
SECTION 3.02.	Payment Upon Resignation or Removal	- 7 -

ARTICLE IV

SECTION 4.01.	Trustee Not Responsible for Recitals	- 7 -
SECTION 4.02.	Adoption, Ratification and Confirmation	- 7 -
SECTION 4.03.	Counterparts	- 7 -
SECTION 4.04.	Governing Law	- 7 -

i

Nineteenth Supplemental Indenture, dated as of December 8, 2016, between The Allstate Corporation, a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, organized under the laws of the United States, as successor in interest to State Street Bank and Trust Company, a trust company organized under the laws of the Commonwealth of Massachusetts, as Trustee (the “Trustee”).

R E C I T A L S

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture for Senior Debt Securities, dated as of December 16, 1997, as amended by the Third Supplemental Indenture dated as of July 23, 1999 and the Sixth Supplemental Indenture dated as of June 12, 2000 (the “Indenture”), providing for the issuance from time to time of series of the Company’s Securities;

WHEREAS, Section 301 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

WHEREAS, Section 901(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Indenture;

NOW, THEREFORE, THIS NINETEENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of such series, as follows:

ARTICLE I
Relation to Indenture; Definitions

SECTION 1.01.        Relation to Indenture

This Nineteenth Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02.        Definitions

For all purposes of this Nineteenth Supplemental Indenture:

(a)                                 Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b)                                 All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Nineteenth Supplemental Indenture; and

(c)                                  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Nineteenth Supplemental Indenture.

ARTICLE II
The Series of Securities

SECTION 2.01.        Title of the Securities

There shall be a series of Securities designated the “3.280% Senior Notes due 2026” (the “Securities”).

SECTION 2.02.        Limitation on Aggregate Principal Amount

The aggregate principal amount of the Securities shall initially be limited to $550,000,000.  The Company may, without giving notice to or seeking the consent of the holders of the Securities, issue additional Securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the Securities.  Any additional Securities, together with the Securities offered by the related prospectus supplement, will constitute a single series of Securities under the Indenture.  No additional Securities may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the Securities.

SECTION 2.03.        Principal Payment Date

The principal amount of the Securities outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on December 15, 2026, which date shall be the Stated Maturity of the Securities Outstanding.

SECTION 2.04.        Interest and Interest Rates

The rate of interest on each Security shall be 3.280% per annum, accruing from December 8, 2016, or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, payable semi-annually in arrears on June 15 and December 15 of each year commencing June 15, 2017 until the principal thereof shall have become due and payable, and until the principal thereof is paid or duly provided for or made available for payment.  The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months.  The amount of interest payable for any partial period shall be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months.  In the event that any date on which interest is payable on any Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay).  A “Business Day” shall mean any day, other than a Saturday or Sunday, on which banks in the City of New York are not required by law to close.  The interest installment so payable in respect of any Security, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on June 1 or December 1 prior to such Interest Payment Date.  Any such interest installment not punctually paid or duly provided for in respect of any Security shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of this series of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

SECTION 2.05.        Place of Payment

The Place of Payment where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Company in respect of the Securities and the Indenture may be served shall be the Corporate Trust Office of the Trustee.

SECTION 2.06.        Redemption

(a)                                 The Company may redeem the Securities, in whole or in part, at any time and from time to time prior to September 15, 2026 (three months prior to the Stated Maturity of the Securities) (the “Par Call Date”) at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of and interest on the securities to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) from the redemption date to the Par Call Date discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 15 basis points.

At any time and from time to time on or after the Par Call Date, the Securities will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed.

In each case, the Company will pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

(b)                                 For the purposes of this Section 2.6,

“Adjusted Treasury Rate” means, with respect to any redemption date:

(i)                                     the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” published by the Board of Governors of the Federal Reserve System (or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue.  If no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or

(ii)                                  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the securities to be redeemed (assuming, for this purpose, that the Securities matured on the Par Call Date) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities (assuming, for this purpose, that the Securities matured on the Par Call Date) (“Remaining Life”).

“Comparable Treasury Price” means (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC or their respective successors, as selected by the Company, or if any of the foregoing refuse to act as treasury dealer for this purpose or cease to be primary U.S. Government securities dealers in the United States (a “Primary Treasury Dealer”), any other Primary Treasury Dealers specified by the Company for these purposes.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City Time, on the third business day preceding such redemption date.

The Company will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of the securities to be redeemed.  If less than all of the securities are to be redeemed, the trustee will select, by such method as it will deem fair and appropriate, including pro rata or by lot, the securities to be redeemed in whole or in part.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the securities or portions thereof called for redemption.

SECTION 2.07.        Denomination

The Securities of this series shall be issuable only in registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.08.        Currency

Principal and interest on the Securities shall be payable in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

SECTION 2.09.        Form of Securities

The Securities shall be substantially in the form attached as Exhibit A hereto.

SECTION 2.10.        Securities Registrar and Paying Agent

The Trustee shall serve initially as Securities Registrar and Paying Agent.

SECTION 2.11.        Sinking Fund Obligations

The Company has no obligation to redeem or purchase any Securities pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

SECTION 2.12.        Defeasance and Covenant Defeasance

The Company has elected to have both Section 1302 (relating to defeasance) and Section 1303 (relating to covenant defeasance) applied to the Securities.

SECTION 2.13.        Immediately Available Funds

All payments of principal and interest shall be made in immediately available funds.

ARTICLE III
EXPENSES

SECTION 3.01.        Payment of Expenses

In connection with the offering, sale and issuance of the Securities, the Company, in its capacity as borrower with respect to the Securities, shall pay all costs and expenses relating to the offering, sale and issuance of the Securities, including commissions to the underwriters payable pursuant to the Underwriting Agreement, dated December 1, 2016, and compensation and expenses of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture.

SECTION 3.02.        Payment Upon Resignation or Removal

Upon termination of this Nineteenth Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation.

ARTICLE IV
MISCELLANEOUS PROVISIONS

SECTION 4.01.        Trustee Not Responsible for Recitals

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Nineteenth Supplemental Indenture.

SECTION 4.02.        Adoption, Ratification and Confirmation

The Indenture, as supplemented and amended by this Nineteenth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 4.03.        Counterparts

This Nineteenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 4.04.        Governing Law

THIS NINETEENTH SUPPLEMENTAL INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Nineteenth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

THE ALLSTATE CORPORATION

			By:	/s/ Jesse E. Merten
				Name:	Jesse E. Merten
				Title:	Senior Vice President and Treasurer

Attest:

By:	/s/ Daniel G. Gordon
	Name:	Daniel G. Gordon
	Title:	Vice President, Assistant General
Counsel and Assistant Secretary

[Signature Page to Nineteenth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Carolina D. Altomare
	Name:	Carolina D. Altomare
	Title:	Vice President

[Signature Page to Nineteenth Supplemental Indenture]

EXHIBIT A

(FORM OF FACE OF SECURITY)

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.	Principal Amount: $

CUSIP No. 020002 BD2

ISIN No. US020002BD26

THE ALLSTATE CORPORATION

3.280% SENIOR NOTES DUE 2026

The Allstate Corporation, a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of $                          on December 15, 2026.  The Company further promises to pay interest on said principal sum outstanding from December 8, 2016, or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 of each year commencing June 15, 2017 at the rate of 3.280% per annum, until the principal hereof shall have become due and payable and, until the principal hereof is paid or duly provided for or made available for payment.  The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months.  The amount of interest payable for any partial period shall be computed on the basis of the number of actual days elapsed in a 360-day year of twelve

30-day months.  In the event that any date on which interest is payable on this Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay).  A “Business Day” shall mean any day, other than a Saturday or Sunday, on which banks in the City of New York are not required by law to close.  The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on June 1 or December 1 prior to such Interest Payment Date.  Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The principal of (and premium, if any) and the interest on this Security shall be payable at the office or agency of the Company maintained for that purpose in the United States in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register.  Notwithstanding the foregoing, so long as the Holder of this Security is Cede & Co., the payment of the principal of (and premium, if any) and interest on this Security will be made at such place and to such account as may be designated by Cede & Co. All payments of principal and interest hereunder shall be made in immediately available funds.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

THE ALLSTATE CORPORATION

By:
				Name:	Jesse E. Merten
				Title:	Senior Vice President and Treasurer

Attest:

By:
	Name:	Daniel G. Gordon
	Title:	Vice President, Assistant General Counsel
and Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: December 8, 2016

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

(FORM OF REVERSE OF SECURITY)

This Security is one of a duly authorized issue of securities of the Company, designated as its 3.280% Senior Notes due 2026 (herein referred to as the “Securities”), issued under and pursuant to an Indenture, dated as of December 16, 1997 between the Company and U.S. Bank National Association, successor in interest to State Street Bank and Trust Company, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as amended by the Third Supplemental Indenture dated as of July 23, 1999 and the Sixth Supplemental Indenture dated as of June 12, 2000 and as supplemented by the Nineteenth Supplemental Indenture, dated as of December 8, 2016, between the Company and the Trustee (the Indenture as so amended and supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Company may redeem the Securities, in whole or in part, at any time and from time to time prior to September 15, 2026 (three months prior to the Stated Maturity of the Securities) (the “Par Call Date”) at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of and interest on the securities to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) from the redemption date to the Par Call Date discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 15 basis points.

At any time and from time to time on or after the Par Call Date, the Securities will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed.

In each case, the Company will pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

“Adjusted Treasury Rate” means, with respect to any redemption date:

(i)                                     the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” published by the Board of Governors of the Federal Reserve System (or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue.  If no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or

(ii)                                  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the securities to be redeemed (assuming, for this purpose, that the Securities matured on the Par Call Date) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities (assuming, for this purpose, that the Securities matured on the Par Call Date) (“Remaining Life”).

“Comparable Treasury Price” means (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC or their respective successors, as selected by the Company, or if any of the foregoing refuse to act as treasury dealer for this purpose or cease to be primary U.S. Government securities dealers in the United States (a “Primary Treasury Dealer”), any other Primary Treasury Dealers specified by the Company for these purposes.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City Time, on the third business day preceding such redemption date.

The Company will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of the securities to be redeemed.  If less than all of the securities are to be redeemed, the trustee will select, by such method as it will deem fair and appropriate, including pro rata or by lot, the securities to be redeemed in whole or in part.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the securities or portions thereof called for redemption.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.  No reference herein to the Indenture and no provision of this Security or of the Indenture (other than Section 1302 and Section 1303 of the Indenture) shall alter or impair the obligation of the Company to pay the principal and interest on the Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer, in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.  This Global Security is exchangeable for Securities in definitive form only under certain limited circumstances set forth in the Indenture.  Securities of this series so issued are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations herein and therein set forth, Securities of this series so issued are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE SECURITIES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.